Exhibit 99.3

LS-BOSTON POINT LLC

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2020 and 2019

(Unaudited)

LS-BOSTON POINT LLC

BALANCE SHEETS

DECEMBER 31, 2020 and 2019 (Unaudited)

	2020	2019
ASSETS
Cash	$70,311	$94,737
Investment in Non-Controlled Joint Ventures	-	225,000
Total Assets	$70,311	$319,737

LIABILITIES AND MEMBERS’ EQUITY

Liabilities:
Accrued expenses	$-	$20,000
Due to member	-	2,859
Total Liabilities	-	22,859

Members’ Equity	70,311	296,878

Total Liabilies and Members’ Equity	$70,311	$319,737

The accompanying notes are an integral part of these financial statements.

LS-BOSTON POINT LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019 (Unaudited)

	2020	2019
Income:
Income from non-controlled joint ventures	$-	$1,087,482
	-	1,087,482
Expenses:
Impairment of non-controlled joint ventures	225,000	-
Professional fees	967	39,644
Office expense	-	13,717
State taxes and annual fees	600	1,769
	226,567	55,130

Net (loss) income	$(226,567)	$1,032,352

The accompanying notes are an integral part of these financial statements.

LS-BOSTON POINT LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019 (Unaudited)

	Managing	Investor
	Member	Member	Total
Balance, December 31, 2018	$4,780,581	$4,967,177	$9,747,758

Capital Distributions	(5,241,616)	(5,241,616)	(10,483,232)

Net Income	516,176	516,176	1,032,352

Balance, December 31, 2019	55,141	241,737	296,878

Net Loss	(55,141)	(171,426)	(226,567)

Balance, December 31, 2020	$-	$70,311	$70,311

The accompanying notes are an integral part of these financial statements.

LS-BOSTON POINT LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019 (Unaudited)

	2020	2019
Cash Flow From Operating Activities:
Net (loss) income	$(226,567)	$1,032,352
Adjustments to reconcile net (loss) income to net cash flow from operating activities:
(Income) from non-controlled joint ventures		(1,087,482)
Impairment of non-controlled joint ventures	225,000
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(22,859)	(120,522)
Distributions of earning from non-controlling joint venture	-	1,208,004
Net cash flow (used in) provided by operating activities	(24,426)	1,032,352

Cash Flow From Investing Activities:
Distributions of capital from non-controlled joint venture	-	9,493,034
Net cash flow provided by investing activities	-	9,493,034

Cash Flow From Financing Activities:
Distributions to member	-	(10,483,232)
Net cash flow (used in) financing activities	-	(10,483,232)

Net (decrease) increase in cash	(24,426)	42,154
Cash, Beginning of Year	94,737	52,583
Cash, End of Year	$70,311	$94,737

The accompanying notes are an integral part of these financial statements.

LS-BOSTON POINT LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019 (Unaudited)

Note 1 - Summary of Significant Accounting Policies:

Nature of Operations

On January 5, 2016, an Amended and Restated Limited Liability Company Agreement was executed for LS-Boston Point LLC (“the Company”), a Delaware Limited Liability Company, between LS-PA Boston Point LLC (“Managing Member”) and PARE Fenway US LLC (“Investor Member”), collectively “the Members”. As a limited liability company, the members have limited personal liability for the obligations of the entity. The Company was formed for the purpose of investing in, through its interest in Fenway Point Partners LLC, the Pierce Boston Development Project (“the Project”) located in Boston, Massachusetts. The Project is a mixed-use construction project consisting of 109 for-sale apartment units, 240 rental apartment units, approximately 20,000 square feet of retail space and a subterranean garage totaling approximately 79 parking spaces.

On December 4, 2018, Fenway Point Partners LLC distributed out the interest in its wholly owned subsidiary, Point Condo Holdings LLC, to its members. Immediately thereafter, Fenway Point Partners LLC redeemed the partnership interest in Fenway Point Partners LLC from the Company (see Note 2).

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Fair Value Measurements

The carrying amounts of the Company’s cash and due to member approximate the fair value due to their short-term nature.

Impairment of Assets

The Company reviews its investments in non-controlled joint ventures for indicators of impairment during each reporting period. The Company is subject to risks incidental to the ownership, development, and sales of real estate. These include, among others, the risks normally associated with changes in the general economic climate in the community in which the Company operates, trends in the real estate industry, changes in tax laws, interest rate levels, availability of financing, and potential liability under environmental and other laws. ASC 323-10, Investments – Equity Method and Joint Ventures, requires that a loss in value of the carrying amount of an investment should be recognized by writing down the carrying amount of the investment to its fair value.

During the year ended December 31, 2020, we recorded an impairment of $225,000 on the investment in the non-controlled joint venture based on current information suggesting that we would not receive any future distributions from the non-controlled joint venture. During the year ended December 31, 2019, the Company concluded that no indicators of impairment were present and therefore no impairment charges were taken relating to the investment.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from management’s estimates.

The real estate industry has historically been cyclical and sensitive to changes in economic conditions such as interest rates, credit availability, and unemployment levels. Changes in these economic conditions could affect the assumptions used by management in preparing the accompanying financial statements.

LS-BOSTON POINT LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019 (Unaudited)

Note 1 - Summary of Significant Accounting Policies (Continued):

Variable Interest Entities

The Company accounts for variable interest entities in accordance with ASC 810, Consolidation (“ASC 810”). The Company determines whether an entity in which the Company holds a direct or indirect variable interest is a VIE based on several factors. Under ASC 810, a variable interest entity (“VIE”) is created when: (a) the equity investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by other parties, including the equity holders; (b) the entity’s equity holders as a group either (i) lack the direct or indirect ability to make decisions about the entity, (ii) are not obligated to absorb expected losses of the entity or (iii) do not have the right to receive expected residual returns of the entity; or (c) the entity’s equity holders have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of the equity holder with disproportionately few voting rights. If an entity is deemed to be a VIE pursuant to ASC 810, the enterprise that has both (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb the expected losses of the entity or right to receive benefits from the entity that could be potentially significant to the VIE is considered the primary beneficiary and must consolidate the VIE.

The Company considers a variety of factors with any investment in determination of a VIE and reconsiders such considerations continually. The Company will consolidate any VIE where it is determined the Company is the primary beneficiary and disclose when the Company is not the primary beneficiary, as well as disclose the maximum exposure to loss related to the VIE that is not consolidated.

The Company uses the equity method to account for investments in non-controlled joint ventures that qualify as VIE’s where the Company is the not the primary beneficiary. Our involvement in the VIE noted in Note 2 is based on equal voting rights and therefore we have determined that we are not the primary beneficiary and do not consolidate the VIE. Our share of the earnings from these equity-method basis companies is included in consolidated net income. Our maximum exposure is equal to our investment in the unconsolidated joint venture as shown on the balance sheet as investment in non-controlled joint ventures.

Income Taxes

The Company, with the consent of its members, has elected to be treated as a partnership for federal income tax purposes. No provision for income taxes has been made for the Company since such taxes, if any, are the responsibility of the individual members. The Company’s income tax returns are subject to examination by taxing authorities.

Recent Accounting Pronouncement

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry specific guidance. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update creates a five-step model that requires entities to exercise judgment when considering the terms of the contract(s) which include (i) identifying the contract(s) with the customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to the separate performance obligations, and (v) recognizing revenue when each performance obligation is satisfied. ASU 2020-05 deferred the effective date by one year and permitted early adoption of the standard, but not before the original effective date; therefore, is effective for annual reporting periods beginning after December 15, 2019. The Company adopted the amendments in this update on January 1, 2020. The adoption did not have a material impact on the Company’s consolidated financial statements.

LS-BOSTON POINT LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019 (Unaudited)

Note 2 - Investment in Non-Controlled Joint Ventures:

The Company held a 50% ownership interest in Fenway Point Partners LLC and Subsidiaries through December 4, 2018. The equity method of accounting is used on its balance sheets and statements of operations.

On December 4, 2018, the Company’s partnership interest in Fenway Point Partners LLC was redeemed for $50,764,158. Prior to the redemption, Fenway Point Partners LLC distributed the interest in its wholly owned subsidiary, Point Condo Holdings LLC, to its members. As of December 31, 2019, the Company holds a 50% ownership interest in Point Condo Holdings LLC. During the year ended December 31, 2020 the value of the Company’s ownership interest was reduced to $0 and therefore have not provided the below information as of and for the year ended December 31, 2020.

The results of operations and financial position for Point Condo Holdings LLC for the period ended December 31, 2019, are summarized as follows.

2019
(unaudited)
Condensed income statement information:
Revenue	$26,488,198
Cost of sales	21,629,856
Net income	$2,984,523

The Company’s share of net income	$1,087,482

Condensed balance sheet information:
Assets	$197,857

Liabilities
Accounts payable	$32,442
Point Condo Holdings LLC members’ equity	165,415
Total liabilities and members’ equity	$197,857

LS- Boston Point LLC’s share of members’ equity	$225,000

Note 3 - Related Party Transactions:

Due to Member

As of December 31, 2020 and 2019, the Managing Member was owed a balance of $0 and $2,859, respectively.

Note 4 - Commitments and Contingencies:

Legal

The Company is subject to the usual obligations associated with ownership, development and sale of real estate and other potential liabilities incidental to its business. The Company is party to various claims, legal actions and complaints arising in the ordinary course of business. In management’s opinion, the disposition of these matters will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

LS-BOSTON POINT LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019 (Unaudited)

Note 5 - Equity Structure:

Pursuant to the Amended and Restated Limited Liability Company Agreement dated January 5, 2016, each member of the Company was credited with Initial Capital Contributions to acquire certain percentage interests as follows:

	Amount	%
Managing Member	$18,730,897	50.00%
Investor Member	18,730,897	50.00%
	$37,461,794	100.00%

The amounts above represent the value credited to each member at the inception of the joint venture. The statements of changes in members’ equity are reported on the equity method in accordance with GAAP.

Note 6 - Concentration of Credit Risk:

The Company has potential concentration of credit risk, in that, at times, it may maintain deposits with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC). To mitigate this risk, the Company places its cash deposits only with high quality institutions. Management believes the risk of loss is minimal.

Note 7 - Subsequent Events:

The Company evaluates all events and transactions through the date the financial statements are available to be issued. The Company performed this evaluation through March 12, 2021, the date the financial statements were available to be issued, and has concluded that no events or transactions have occurred subsequent to December 31, 2020, that require consideration as adjustments to or disclosures in the financial statements.

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